EXHIBIT 99.1

Anchor BanCorp Wisconsin Inc. Announces First Quarter Earnings

MADISON, Wis., Aug. 3, 2007 (PRIME NEWSWIRE) -- Anchor BanCorp Wisconsin Inc. announced net income of $9.9 million for the quarter ended June 30, 2007. This compares to net income for the same quarter of the previous fiscal year of $10.6 million. The loan loss provision was $2.3 million for the quarter compared to $1.2 million a year ago, an increase of $1.1 million.

Diluted earnings per share were $.46 for the quarter ended June 30, 2007, as compared to $.49 for the same quarter last year. However, the $.46 per share level represents a 21.1% increase versus the previous quarter, during which diluted earnings per share were $.38.

Total assets grew to $4.53 billion as of June 30, 2007, up 4.0% versus a year ago, while total deposits grew to $3.25 billion, an increase of 2.3%.

Interest income rose 9.6% versus a year ago to $72.6 million for the quarter ended June 30, 2007, while interest expense rose 24.6% to $41.6 million during the same period.

"Margin compression, driven by the current interest rate environment and aggressive competition, continues to put downward pressure on our earnings," said Douglas J. Timmerman, Chairman and CEO. Yield on earning assets increased from 6.52% a year ago to 6.80% for the quarter. Cost of funds rose to 4.05% for the quarter ended June 30, 2007, from 3.43% a year ago and net interest margin declined from 3.23% to 2.90%.

In July, 2007 the board of directors voted to increase the dividend to $.18 per share for shareholders of record as of August 1, 2007, up from $.17 per share, a 5.9% increase. Also, the board of directors approved an additional common stock repurchase program. The program, which runs through July 25, 2008, authorizes the repurchase of up to an additional 5% of its common stock, representing approximately 1,068,000 of outstanding shares. During the quarter ended June 30, 2007, 382,100 shares were repurchased, leaving approximately 580,000 shares remaining on the current repurchase program. With the July, 2007 authorization approved by the board of directors, the total amount authorized for additional repurchase amounts to approximately 1,650,000 shares. The extent to which the company repurchases its shares and the timing of such repurchases will depend upon market conditions and other corporate considerations.

This news release contains certain forward-looking statements based on unaudited financial statements, results of operations and business of Anchor BanCorp. Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates. These factors include changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp's forward-looking statements.

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                     ANCHOR BANCORP WISCONSIN INC.
                         FINANCIAL HIGHLIGHTS
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           (Dollars in thousands - except per share amounts)
                              (Unaudited)

                                                 Three Months Ended
                                                       June 30,
                                               -----------------------
                                                  2007         2006
                                               -----------------------
 Operations Data:
  Net interest income                          $  31,017    $  32,845
  Provision for loan losses                        2,271        1,205
  Net gain on sale of loans                        1,587          869
  Real estate investment partnership revenue       4,726        4,486
  Other non-interest income                        8,327        7,952
  Real estate investment partnership cost
   of sales                                        4,340        3,853
  Other non-interest expense                      22,547       22,586
  Minority interest in income (loss) of real
   estate partnership operations                     (75)         438
  Income before income taxes                      16,574       18,070
  Income taxes                                     6,688        7,423
  Net income                                       9,886       10,647

 Selected Financial Ratios (1):
  Yield on earning assets                           6.80%        6.52%
  Cost of funds                                     4.05         3.43
  Interest rate spread                              2.75         3.09
  Net interest margin                               2.90         3.23
  Return on average assets                          0.88         1.00
  Return on average equity                         11.77        13.14
  Average equity to average assets                  7.49         7.60
  Non-interest expense to average assets            2.40         2.48

 Per Share:
  Basic earnings per share                     $    0.47    $    0.50
  Diluted earnings per share                        0.46         0.49
  Dividends per share                               0.17         0.16
  Book value per share                             15.54        14.91

                                            June 30,
                                 ---------------------------   Percent
                                       2007         2006       Change
                                 ---------------------------  --------
 Financial Condition:
  Total assets                   $  4,532,758   $  4,356,921      4.0%
  Loans receivable, net
   Held for sale                        9,062          4,118    120.1
   Held for investment              3,890,053      3,709,745      4.9
  Investment securities available
   for sale, at fair value             74,814         67,999     10.0
  Mortgage-related securities
   available for sale, at fair
   value                              240,630        252,052     (4.5)
  Mortgage-related securities
   held to maturity, at
   amortized cost                          66             74    (10.8)
  Deposits                          3,248,964      3,177,220      2.3
  Borrowings                          891,016        791,098     12.6
  Stockholders' equity                331,593        326,495      1.6
  Allowance for loan losses            22,220         15,636     42.1
  Non-performing assets                53,180         18,836    182.3
 --------------------------------
 (1) Annualized when appropriate

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                     ANCHOR BANCORP WISCONSIN INC
            CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
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                                            (Unaudited)
                                              June 30,      March 31,
                                                2007          2007
                                           ---------------------------
                                                 (In Thousands)
 Assets
  Cash and cash equivalents                $   103,777    $   122,038
  Investment securities available for sale,
   at fair value                                74,814         73,545
  Mortgage-related securities available
   for sale, at fair value                     240,630        247,971
  Mortgage-related securities held to
   maturity, at amortized cost                      66             68
  Loans receivable, net
   Held for sale                                 9,062          4,474
   Held for investment                       3,890,053      3,874,049
  Foreclosed properties and repossessed
   assets, net                                   4,358          7,411
  Real estate held for development and sale     58,862         60,303
  Office properties and equipment               32,357         32,034
  Other assets                                 118,779        117,792
                                           -----------    -----------
    Total assets                           $ 4,532,758    $ 4,539,685
                                           ===========    ===========

 Liabilities and Stockholders' Equity
 Deposits
  Non-interest bearing                     $   262,878    $   241,234
  Interest bearing                           2,986,086      3,007,012
                                           -----------    -----------
    Total deposits                           3,248,964      3,248,246
 Short-term borrowings                         545,065        472,400
 Long-term borrowings                          345,951        428,077
  Other liabilities                             54,204         46,610
                                           -----------    -----------
    Total liabilities                        4,194,184      4,195,333
                                           -----------    -----------

  Minority interest in real estate
   partnerships                                  6,981          7,486
                                           -----------    -----------

  Preferred stock, $.10 par value,
   5,000,000 shares authorized, none
   outstanding                                      --             --
  Common stock, $.10 par value, 100,000,000
   shares authorized, 25,363,339 shares
   issued                                        2,536          2,536
  Additional paid-in capital                    72,125         72,122
  Retained earnings, substantially
   restricted                                  365,175        359,570
  Accumulated other comprehensive loss          (2,434)          (542)
  Treasury stock (4,018,646 shares and
   3,694,245 shares, respectively), at cost   (100,644)       (91,751)
  Deferred compensation obligation              (5,165)        (5,069)
                                           -----------    -----------
    Total stockholders' equity                 331,593        336,866
                                           -----------    -----------
    Total liabilities, minority interest
     and stockholders' equity              $ 4,532,758    $ 4,539,685
                                           ===========    ===========

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                     ANCHOR BANCORP WISCONSIN INC.
                   CONSOLIDATED STATEMENTS OF INCOME
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                             (Unaudited)
                                                Three Months Ended
                                                     June 30,
                                             -------------------------
                                                 2007          2006
                                             -------------------------
                                             (In Thousands - except
                                                per share amounts)

 Interest income:
  Loans                                      $   68,031    $   61,774
  Mortgage-related securities                     3,006         2,904
  Investment securities                           1,215           957
  Interest-bearing deposits                         395           631
                                             ----------    ----------
   Total interest income                         72,647        66,266
 Interest expense:
  Deposits                                       31,446        25,356
  Short-term borrowings                           6,658         2,262
  Long-term borrowings                            3,526         5,803
                                             ----------    ----------
   Total interest expense                        41,630        33,421
                                             ----------    ----------
   Net interest income                           31,017        32,845
 Provision for loan losses                        2,271         1,205
                                             ----------    ----------
   Net interest income after provision for
    loan losses                                  28,746        31,640
 Non-interest income:
 Real estate investment partnership revenue       4,726         4,486
 Loan servicing income                            1,480           997
 Credit enhancement income                          421           417
 Service charges on deposits                      3,091         2,428
 Investment and insurance commissions               982           826
 Net gain on sale of loans                        1,587           869
 Net gain (loss) on sale of investments and
  mortgage-related securities                        12          (283)
 Other revenue from real estate operations        1,223         2,147
 Other                                            1,118         1,420
                                             ----------    ----------
   Total non-interest income                     14,640        13,307
 Non-interest expense:
  Compensation                                   11,270        10,726
  Real estate investment partnership cost
   of sales                                       4,340         3,853
  Occupancy                                       1,937         1,999
  Furniture and equipment                         1,481         1,453
  Data processing                                 1,487         1,421
  Marketing                                       1,084         1,152
  Other expenses from real estate
   partnership operations                         2,085         2,578
  Other                                           3,203         3,257
                                             ----------    ----------
   Total non-interest expense                    26,887        26,439
                                             ----------    ----------
  Minority interest in income (loss) of real
   estate partnership operations                    (75)          438
                                             ----------    ----------
   Income before income taxes                    16,574        18,070
 Income taxes                                     6,688         7,423
                                             ----------    ----------
   Net income                                $    9,886    $   10,647
                                             ==========    ==========

 Earnings per share:
 Basic                                       $     0.47    $     0.50
 Diluted                                           0.46          0.49

CONTACT:  Anchor BanCorp Wisconsin Inc.
          Dale Ringgenberg, CFO
            (608) 252-1810
          Douglas J. Timmerman, Chairman and CEO
            (608) 252-8782